CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-12257, 333-12255, 333-157786, 333-86712 and 333-52087), Form S-3MEF (No. 333-49543), Form S-3ASR (Nos 333-203483, 333-209475 and 333-223984) and Form S-8 (Nos. 333-58135, 333-43047, 333-31569, 333-31571, 333-103528, 333-129615, 333-152884, 333-209476 and 333-223723) of Sinclair Broadcast Group, Inc. of our report dated March 1, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland March 1, 2021
March 1, 2021